UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2013

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

11220 Elm Lane, Suite 203, Charlotte, NC 28277
(Address of principal executive office) (zip code)

(Former address of principal executive offices) (zip code)

(704) 366-5122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 1.01.     Entry into a Material Definitive Agreement

On December 10, 2013, Chanticleer Holdings, Inc., (the “Company”) entered into Assignment, Assumption, Joinder and Amendment Agreements (the “Agreements”) with JF Restaurants, LLC (“JFR”), JF Franchising Systems, LLC (“JFFS”), and the Preferred Members (the “Members” or collectively, the “Sellers”) to complete the purchase of a fifty one percent (51%) ownership interest in both JFR and JFFS. As fully detailed in the Company’s November 5, 2013 Form 8-k, the total purchase price was $560,000. The Company paid $434,324.71 upon the execution of the Subscription Agreement and paid a total of $125,675.29 upon the execution of these Agreements and concurrent recapitalization and satisfaction of Member loans and assignment of the Preferred Membership and percentage interest to the Company.

On December 11, 2013, the Company executed an Assignment Agreement with Joseph Drury for an additional five percent (5%) Preferred Membership Interest in both JFR and JFFS, for a purchase price of $30,000. The Company now holds a fifty six percent (56%) Preferred Membership Interest in JFR and JFFS.

Any required financial statements for fiscal years 2012 and 2013 will be filed within the requisite timeframe in a future filing.

ITEM 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form Assignment, Assumption, Joinder and Amendment Agreement

10.2	Form Assignment Agreement

99.1	Press release dated December 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:          December 12, 2013

Chanticleer Holdings, Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.	Material Contracts (executed Dec. 10 & 11, 2013)	Furnished Electronically
99.1	Press Release dated Dec. 12, 2013	Furnished Electronically